As filed with the Securities and Exchange Commission on July 15, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

J.P. Morgan Exchange-Traded Fund Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	33-4598557 (I.R.S. Employer Identification No.)

1111 Polaris Parkway Columbus, OH (Address of Principal Executive Offices)	43240 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered
JPMorgan Equity and Options Total Return ETF, shares of beneficial interest	Cboe BZX Exchange, Inc.

Securities Act registration statement file number to which this form relates:

333-191837.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, par value $0.0001 per share (“Shares”), of the JPMorgan Equity and Options Total Return ETF (the “Fund”) of J.P. Morgan Exchange-Traded Fund Trust (the “Registrant”) is set forth in the Registrant’s Registration Statement on Form N-1A, as amended (“Registration Statement”) (Securities Act file number 333-191837; Investment Company Act file number 811-22903), as filed with the Securities and Exchange Commission, which description is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Item 2. Exhibits

(a)(1)	Certificate of Trust dated February 25, 2010. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on October 21, 2013 (Accession Number 0001193125-13-405484).

(a)(2)	Amended and Restated Declaration of Trust dated February 19, 2014. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on February 25, 2014 (Accession Number 0001193125-14-067429).

(a)(3)	Amended Schedule A to the Amended and Restated Declaration of Trust as of June 25, 2025. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on June 25, 2025 (Accession Number 0001193125-25-146539).

(b)	Amended and Restated By-Laws dated November 21, 2024. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on January 28, 2025 (Accession Number 0001193125-25-014249).

(99)(a)	Powers of Attorney for the Trustees. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on March 3, 2025 (Accession Number 0001193125-25-044073).

(99)(b)	Power of Attorney for Matthew J. Kamburowski, effective June 26, 2025. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on June 25, 2025 (Accession Number 0001193125-25-146539).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

Date: July 15, 2025	By:	Matthew J. Kamburowski
Name: Matthew J. Kamburowski Title: President and Principal Executive Officer

*By:	/s/ Elizabeth A. Davin
Elizabeth A. Davin Attorney-in-Fact